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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form S-3 of our report dated February 16, 1998, except as to the information presented in Note 23 which is as of March 20, 1998, relating to the consolidated financial statements of Lyondell Petrochemical Company appearing on page 41 of Lyondell Petrochemical Company's Annual Report on Form 10-K for the year ended December 31, 1997, our report dated February 16, 1998, except as to the information presented in Note 18 which is as of March 20, 1998, relating to the financial statements of Equistar Chemicals, LP appearing on page 66 of Lyondell Petrochemical Company's Annual Report on Form 10-K for the year ended
December 31, 1997 and our report dated February 6, 1998 relating to the financial statements of LYONDELL-CITGO Refining Company Ltd. appearing on page 81 of Lyondell Petrochemical Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectuses.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
July 31, 1998